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                                                                   Exhibit 10(m)

               2000 Management Incentive Plan (MIP) Description
             Performance Cycle January 1 through December 31, 2000

Introduction

The Management Incentive Plan (the "MIP" or the "Plan") is an annual incentive plan for officers and other designated management associates where awards are based on achievement of actual performance goals in relation to pre-determined performance goal levels.

Eligibility and Participation

All officers and other designated management associates are eligible for participation in the MIP. Individuals selected to participate (the "Participant") will be notified in writing by the CEO or appropriate senior staff member.

Target Award Opportunity

At the beginning of each Plan year, a target incentive level will be established for each Participant. Target incentive levels will be expressed as a percentage of base salary earned plus sales incentive target, if applicable. The Participant earns the right to receive the target incentive award or a greater or lesser award based on corporate and/or unit performance achievement levels. Participants must maintain an acceptable level of individual performance during the Plan year to receive an award. A Participant's incentive award shall be based on his/her earned salary, exclusive of any bonus or fringe benefits.

Performance Goals

At the beginning of each Plan year, the CEO will establish performance goals based on Participant's field and/or corporate staff responsibilities. The goals will not be modified, once established for the Plan year, unless unforeseen circumstances occur which would have substantially influenced the setting of the goals had such circumstances been known at the time. Any such change is subject to the approval of the Board.

Performance levels shall be established in the following areas:

1. Earnings - which encourages top performance at the corporate and unit levels

2.   Membership - which ties associates to the growth of the company

3. Quality - which encourages each associate to focus on what's important to our customers. Some participants may not have quality measures.

The weightings of these factors may be different between Participants depending on his or her position and responsibilities.

               2000 Management Incentive Plan (MIP) Description
             Performance Cycle January 1 through December 31, 2000

Form and Timing of Payment
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MIP incentive awards will be paid via check by March 15 of the year following the Plan year and after award amounts are approved by the Board.

New Hires, Promotions or Position Changes

Awards will be made on a pro-rated basis to those individuals who become eligible (new hires or promotions) for participation during the course of the Plan year. Associates hired on or after November 1 will not receive a prorated award for the January 1 to December 31 performance cycle.

Any transfer or change in position of a Plan Participant during the Plan year, resulting in participation at a lower target award level, will be recognized. The Participant will receive an incentive award that is calculated based on the pro-rated target award levels that were established for the Participant during the Plan year. For example, if a Participant was in a MIP-eligible position for half of the Plan year at a 30% incentive target and then was promoted to another eligible position at a 40% target, he or she would receive an award based on 30% of their earned base salary during the first half of the year, plus 40% of base salary earned during the balance of the year. If the transfer or change in position results in non-eligibility for the Plan, a pro-rated award will be calculated based on the Participant's actual period of active participation in the Plan.

A Participant must have been in a MIP-eligible position for a minimum of two months for any pro-rated award to be paid.

Termination - Death, Disability, or Retirement

If a Participant's employment is terminated due to death, disability, or retirement during a Plan year, the award earned will be pro-rated based on the number of days of participation during the Plan year. The Participant must have been in the Plan a minimum of two months of the Plan year before an award is paid. The award will be calculated based on the Participant's earned salary during the time of active participation in the Plan.

Leave of Absence

A Participant who is granted a leave of absence during the Plan year is not eligible to participate in the Plan during the time they are on leave from the Company. However, at the discretion of the CEO, a Participant may be eligible to receive partial incentive compensation for the period of time he or she was an active participant in the Plan. No partial payments will be made if the period of active participation was less than two months during the Plan year.

               2000 Management Incentive Plan (MIP) Description
             Performance Cycle January 1 through December 31, 2000

Other Termination

If a Participant's employment is terminated prior to December 31 of the Plan year, whether voluntarily or involuntarily, for any
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other reason not specified in this Plan, all unpaid awards under MIP will be forfeited.

Tax Withholding

Cash payments are taxable to participants in the year of receipt based on the federal, state and local tax law.

Effect on Employee Benefit Plans

Payments from the MIP will be included in calculating the amount of associate benefits to be paid under the terms of any of the Company's qualified associate benefit plans, subject to the maximum allowable compensation established by federal law. Deductions for 401(k) withholding for the Humana Inc. Retirement & Savings Plan will occur based on the participant's withholding rate at the time of payment.

Participant Rights

Participation in the MIP shall not create a contract of employment and shall not interfere with the Company's right to terminate any participant's employment at any time. Rights or interests of any Participant in the MIP are non-transferable.

Plan Administration

The Senior Vice President of Human Resources of Humana, Inc. will have responsibility for administration of the MIP in accordance with the provisions of this Plan.

Plan Amendments

The Board may, at its sole discretion, modify, amend, suspend, or terminate, in whole or in part, any or all of the provisions of the MIP.

Individual Performance

Participants must maintain an acceptable level of performance during the Plan year in order to receive payment of their award. If a Participant's performance is deficient, their earned award may be decreased or forfeited as needed at the discretion of the Senior Vice President of Human Resources and the CEO.

               2000 Management Incentive Plan (MIP) Description
             Performance Cycle January 1 through December 31, 2000

                     2000 Management Incentive Plan Design
                           Corporate Staff Personnel

1. Corporate Earnings Measure - Corporate staff will be measured primarily on a corporate earnings per share goal as follows:

                    Earnings Threshold         Earnings Target
                     (80% of target)
  % of MIP         50% of the weighting          100% of the
 opportunity         for this factor              weighting
                                               for this factor
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If earnings threshold is achieved, the participant can also earn the amount described in factor 2 below. For superior earnings achievement (over 100% target level), the sum of factors 1 and 2 will then be multiplied by factor 3, the corporate earnings modifier, as described below.

2. Membership Target - Associates will be measured on corporate membership (weighted ending membership with specialty products). Subject to hitting the earnings threshold, the following will be added:

                  Membership Threshold           Membership
                     (80% of target)               Target
  % of MIP        50% of the weighting           100% of the
 opportunity         for this factor              weighting
                                               for this factor

3. Corporate Earnings Modifier - To encourage the achievement of corporate earnings above target, the following will be multiplied by the sum of factors 1 and 2. The maximum corporate earnings multiplier is 120%.

  If corporate earnings are less than 100%, this factor does not apply.

               Corporate                Multiplier
            Earnings/Target
                 100%                      100%
            120% and above                 120%

Note:  All achievements between performance levels will be interpolated.

The company has the right to modify or terminate the Management Incentive Plan if circumstances warrant.

               2000 Management Incentive Plan (MIP) Description
             Performance Cycle January 1 through December 31, 2000

                     2000 Management Incentive Plan Design
             Field and Corporate Line Personnel with Quality Goals

1. Earnings Measure - Each Associate will have earnings targets (pre-tax profits) for their primary unit, defined as a market, a region, territory, company, or other P & L unit. Each goal will have a threshold and a target that would work as follows:

                    Earnings Threshold        Earnings Target
   % of MIP        50% of the weighting         100% of the
  opportunity        for this factor             weighting
                                              for this factor

If earnings threshold is achieved, the participant can also earn the amounts described in factors 2 and 3. For superior unit earnings achievement (over 100% target level), the sum of factors
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1, 2, and 3 will then be multiplied by factor 4 as described below. Finally, that product will be multiplied by factor 5, the corporate earnings modifier.

2. Membership Target - Associates will be measured on membership (weighted ending membership with specialty products). Subject to hitting the earnings threshold, the following will be added:

                   Membership Threshold      Membership Target
                     (80% of target)
   % of MIP        50% of the weighting         100% of the
  opportunity        for this factor             weighting
                                              for this factor

3. Quality Target - Applicable participants will have a quality, service, or key strategic/tactical objectives measure. Subject to hitting the earnings threshold, the following will be added:

                    Minimum Standards          Target Quality
   % of MIP        50% of the weighting         100% of the
  opportunity        for this factor             weighting
                                              for this factor

4. Superior Unit Earnings Modifier - To encourage the achievement of unit earnings above target, the following will be multiplied by the sum of factors 1, 2, and 3. The maximum unit earnings multiplier is 120%.

If unit earnings are less than 100%, this factor does not apply.

         Unit Earnings/Target           Multiplier
                 100%                      100%
            120% and above                 120%

5. Corporate Earnings Modifier -The incentive earned through factor 4 will be modified, with a maximum multiplier of 120%, as follows:

               Corporate                Multiplier
            Earnings/Target
              80% or less                   80%
                 100%                      100%
            120% and above                 120%

Note:  All achievements between performance levels will be interpolated.

        The company has the right to modify or terminate the Management
                   Incentive Plan if circumstances warrant.
               2000 Management Incentive Plan (MIP) Description
             Performance Cycle January 1 through December 31, 2000

                     2000 Management Incentive Plan Design
                              Emphesys Personnel
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1.   Strategic/Quality Measure - Emphesys MIP participants will be measured primarily on seven strategic/quality measures as follows:

               Measure         Achievement of   Measure Target
               Threshold        six of seven   (achievement of
               (achievement      objectives       all seven
               of five of                        objectives)
               seven
               objectives)
   % of MIP      80% of the      90% of the      100% of the
  opportunity    weighting      weighting for     weighting
                  for this       this factor   for this factor
                   factor

If the strategic/quality measure threshold is achieved, the participant can also earn the amount described in factors 2 and 3. For superior achievement of these strategic/quality measures, such as exceptional quality and the accelerated delivery of the objectives, the sum of factors 1, 2 and 3 will then be multiplied by factor 4, the modifier, as described below. Senior Management of Humana Inc. will determine achievement of this modifier.

2. Corporate Earnings Measure - Associates will be measured on a Humana Inc. earnings per share goal. Subject to hitting the measure threshold for the strategic/quality objectives, the following will be added:

                    Earnings Threshold      Earnings Target
                     (80% of target)
   % of MIP        50% of the weighting         100% of the
  opportunity        for this factor             weighting
                                              for this factor

3. Membership Target - Associates will be measured on Humana Inc. membership (weighted ending membership with specialty products). Subject to hitting the measure threshold for the strategic/quality objectives, the following will be added:

               Membership Threshold             Membership
                     (80% of target)              Target
   % of MIP       50% of the weighting          100% of the
  opportunity        for this factor             weighting
                                              for this factor

4. Modifier - To encourage the achievement of superior achievement of the strategic/quality objectives, the following will be multiplied by the sum of factors 1, 2, and 3. The maximum multiplier is 120% and will be determined by Senior Management of Humana Inc.

This factor does not apply unless all seven strategic/quality objectives are met at target.

        Level of achievement of  Multiplier
        strategic/quality
        objectives
                 100%                      100%
            120% and above                 120%
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Note:  All achievements between performance levels will be interpolated.

The company has the right to modify or terminate the Management Incentive Plan if circumstances warrant. Senior Management of Humana Inc. will have the discretion to decrease or increase (see modifier above) the Emphesys MIP payout based on quality and timeliness of deliverables. A MIP Plan Description is available from your Human Resources Director.